As filed with the Securities and Exchange Commission on October 12, 1999
                                                 Registration No. 333-
===========================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                         ----------------

                             Form S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

                         ----------------

                     R&B FALCON CORPORATION
     (Exact Name of Registrant as Specified in its Charter)


                 Delaware            76-0544217
              (State or Other     (I.R.S. Employer
              Jurisdiction of    Identification No.)
              Incorporation or
               Organization)

                        901 Threadneedle
                      Houston, Texas 77079
                         (281) 496-5000
            (Address of Principal Executive Offices)

                        ---------------

                     R&B Falcon Corporation
               1999 Director Long-Term Incentive Plan
                     (Full Title of Plans)

                        ---------------

                        Wayne K. Hillin
                     R&B Falcon Corporation
                        901 Threadneedle
                      Houston, Texas 77079
            (Name and Address of Agent For Service)

                         (281) 496-5000
 (Telephone Number, Including Area Code, of Agent For Service)

                       ------------------

                          Copies to:
                        W. Mark Young
              Gardere Wynne Sewell & Riggs, L.L.P.
                   1000 Louisiana, Suite 3400
                   Houston, Texas 77002-5007
                         (713) 276-5864

                       ------------------

                     CALCULATION OF REGISTRATION FEE
===========================================================================
                    |              |  Proposed  |  Proposed   |
                    |              |  Maximum   |  Maximum    |
Title of each class |              |  Offering  |  Aggregate  | Amount of
of Securities to be |Amount to be  |  Price per |  Offering   |Registration
   Registered       |Registered (2)|  Share     |  Price      |    Fee
---------------------------------------------------------------------------
Common Stock, $0.01 |              |            |             |
   par value(1)     |    164,000   |$12.96875(3)|$2,126,875(3)|  $591.27
---------------------------------------------------------------------------
Common Stock, $0.01 |              |            |             |
par value (1)       |    136,000   |$10.0625(4) |$1,368,500(4)|  $380.44
===========================================================================

(1) Includes associated Rights to purchase shares of the Registrant's Series A Junior Participating Preferred Stock, which Rights are not currently separable from the shares of Common Stock and are not currently exercisable.

(2) The amount being registered represents 300,000 authorized and unissued shares reserved for issuance upon the exercise of options under the Registrant's 1999 Director Long-Term Incentive Plan. Pursuant to Rule 416(a), this Registration Statement covers, in addition to the above 300,000 shares of Common Stock, an indeterminate number of shares that may become subject to the options pursuant to certain anti-dilution provisions.

(3) Estimated solely for purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) on the basis of the average of the high and low price of the Registrant's common stock as reported on the New York Stock Exchange, Inc. on Octobr 11, 1999.

(4) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act, on the basis of the weighted average exercise price of the outstanding options.

===========================================================================


                             PART I

       INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

Item 1.  Plan Information.*


Item 2.  Registrant Information and Employee Plan Annual Information.*

__________________

* The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule
428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.


                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

  The following documents filed by R&B Falcon Corporation (the "Registrant") with the Securities and Exchange Commission (File No.001-13729) are incorporated in this registration statement by reference and shall be deemed to be a part hereof.

      (1)   The Registrant's Annual Report on Form 10-K for the fiscal year
  ended  December  31,  1998  filed  pursuant  to  Section  13(a)  of   the
  Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (2) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999 and June 30, 1999.

      (3) The Registrant's Current Reports on Form 8-K dated March 16, 1999, April 19, 1999, April 21, 1999, May 20, 1999 and May 21, 1999 and
  Registrant's Amendment No. 1 to Current Report on Form 8-K/A dated January 20, 1999, each filed pursuant to Section 12 of the Exchange Act.

      (4) The description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 8-A dated December 19, 1997 filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

  In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

  Not applicable.

Item 6.  Indemnification of Directors and Officers.

  The Amended and Restated Certificate of Incorporation and Bylaws of R&B Falcon Corporation require the indemnification of directors and officers to the fullest extent permitted by law.

  Section 145 of the Delaware General Corporation Law authorizes and empowers R&B Falcon Corporation to indemnify the directors, officers, employees and agents of R&B Falcon Corporation against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his relationship with R&B Falcon Corporation, provided that such person acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of R&B Falcon Corporation in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation law of the State of Delaware.

  Article 6.1 of the Bylaws of R&B Falcon Corporation provides that R&B Falcon Corporation shall indemnify to the fullest extent authorized or permitted by law, any person made, or threatened to be made, a party to or otherwise involved in any action or proceeding by reason of the fact that he or she is or was a director or officer of R&B Falcon Corporation, at the request of R&B Falcon Corporation or by reason of the fact that such director or officer at the request of R&B Falcon Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

Item 7.  Exemption from Registration Claimed.

  Not applicable.

Item 8.  Exhibits.

    4.1 -- Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

    4.2  -- Amended and  Restated Bylaws  (incorporated  by  reference  to
            Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

    4.3 -- Rights Agreement dated as of December 23, 1997 between the Registrant and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

    4.4  -- 1999  Director   Long-Term  Incentive  Plan  of   R&B   Falcon
            Corporation (incorporated by reference to Exhibit 99.B to the Registrant's Proxy Statement dated April 13, 1999).

    5.1* -- Opinion of Gardere Wynne Sewell & Riggs, L.L.P., counsel for the Registrant.

   15*   -- Letter regarding unaudited interim financial information.

   23.1* -- Consent of Arthur Andersen LLP, independent accountants.

   23.2* -- Consent of  Gardere Wynne Sewell & Riggs, L.L.P. (included  in
            Exhibit 5.1).

   24.1* -- Power of Attorney (included on signature page on page II-4).

___________________

  *  Filed herewith.

Item 9.  Undertakings.

  (a)  The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 12, 1999.


                                R&B FALCON CORPORATION



                                By:  /s/Paul B. Loyd, Jr.
                                    -----------------------
                                       Paul B. Loyd, Jr.
                                    Chief Executive Officer


                       POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul B. Loyd, Jr., Tim W. Nagle and Wayne K. Hillin, and each of them, each of whom may act without joinder of the other, his or her true and lawful attorneys and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                        Title                        Date


/s/Paul B. Loyd, Jr.          Chairman of the Board,      October 12, 1999
------------------------ Chief Executive Officer and Director
Paul B. Loyd, Jr.          (Principal Executive Officer)

/s/Tim W. Nagle            Executive Vice President       October 12, 1999
------------------------  and Chief Financial Officer
Tim W. Nagle               (Principal Accounting and
                              Financial Officer)

/s/Purnendu Chatterjee           Director                 October 12, 1999
------------------------
Purnendu Chatterjee

/s/Arnold L. Chavkin             Director                 October 12, 1999
------------------------
Arnold L. Chavkin

/s/Charles A. Donabedian         Director                 October 12, 1999
------------------------
Charles A. Donabedian

/s/Douglas A.P. Hamilton         Director                 October 12, 1999
------------------------
Douglas A.P. Hamilton

/s/Macko A.E. Laqueur            Director                 October 12, 1999
------------------------
Macko A.E. Laqueur

/s/Michael E. Porter             Director                 October 12, 1999
------------------------
Michael E. Porter

/s/Robert L. Sandmeyer           Director                 October 12, 1999
------------------------
Robert L. Sandmeyer

/s/Douglas E. Swanson            Director                 October 12, 1999
------------------------
Douglas E. Swanson

/s/Steven A. Webster             Director                 October 12, 1999
------------------------
Steven A. Webster

/s/William R. Ziegler            Director                 October 12, 1999
------------------------
William R. Ziegler



                       INDEX TO EXHIBITS


    4.1 -- Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

    4.2  -- Amended and  Restated Bylaws  (incorporated by  reference  to
            Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

    4.3 -- Rights Agreement dated as of December 23, 1997 between the Registrant and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

    4.4  -- 1999  Director  Long-Term  Incentive  Plan  of   R&B   Falcon
            Corporation (incorporated by reference to Exhibit 99.B to the Registrant's Proxy Statement dated April 13, 1999).

    5.1* -- Opinion of Gardere Wynne Sewell & Riggs, L.L.P., counsel for the Registrant.

   15*   -- Letter regarding unaudited interim financial information.

   23.1* -- Consent of Arthur Andersen LLP, independent accountants.

   23.2* -- Consent of Gardere Wynne Sewell & Riggs, L.L.P. (included  in
            Exhibit 5.1).

   24.1* -- Power of Attorney (included on signature page on page II-4).

___________________

     *    Filed herewith.